SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                (Amendment No. 1)

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of report (date of earliest event reported): May 18, 2001



                        FINANCIAL INDUSTRIES CORPORATION
               (Exact name of Registrant as specified in charter)




           Texas                       0-4690                     74-2126975
(State or other jurisdiction    (Commission file number)      (I.R.S. employer
    of incorporation)                                        identification no.)





                      6500 River Place Blvd., Building One
                               Austin, Texas 78730
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (512) 404-5000

This Form 8-K/A of Financial Industries Corporation (the "Company" or "FIC") is being submitted to provide the financial statements required in connection with the acquisition by FIC of InterContinental Life Corporation ("ILCO") on May 18, 2001. This amendment is to our Current Report on Form 8-K dated May 30, 2001 and provides the financial statements and unaudited pro forma financial information set forth below which were omitted from the original filing pursuant to the rules set forth Items 7(a)(4) and 7(b)(2) of Form 8-K.

Item 7. Financial Statements and Pro Forma Financial Information

(a)  Financial Statements of the Company Acquired:

     (i) The Audited Financial Statements of InterContinental Life Corporation for the years ended December 31, 2000, December 31, 1999 and December 31, 1998, the accompanying notes and the accountant's report related thereto, are filed as Exhibit 99.2.

     (ii) The   Unaudited   Financial   Statements  of   InterContinental   Life
          Corporation for the three months ended March 31, 2001, and the accompanying notes, are filed as Exhibit 99.3.

(b) Pro Forma Financial Information. Unaudited Pro forma combined financial statements of FIC and ILCO for the year ended December 31, 2000 and the three months ended March 31, 2001 are filed as Exhibit 99.4.

(c)  Exhibits:

     Exhibit          Description
     Number

     23.1             Consent of PricewaterhouseCoopers LLP

     99.1*            Press Release dated May 22, 2001.

     99.2 Audited consolidated Financial Statements of InterContinental Life Corporation for the years ended December 31, 2000, December 31, 1999 and December 31, 1998 contained in its Form 10-K as filed with the Securities and Exchange Commission on April 2, 2001. (Financial statement schedules included in the Form 10-K have been omitted, in accordance with the provisions of item 7(a)(2) of Form 8- K).

     99.3 Unaudited Financial Statements of InterContinental Life Corporation for the three months ended March 31, 2001, and the accompanying notes, are filed as
                      Exhibit 99.3.

     99.4 Unaudited Pro forma combined financial statements of FIC and ILCO for the year ended December 31, 2000 and the three months ended March 31, 2001

* Previously filed

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      FINANCIAL INDUSTRIES CORPORATION



Date: August 2, 2001                  By: /s/ Roy F. Mitte
                                              Roy F. Mitte
                                              Chairman, President
                                               and Chief Executive Officer

                                                              Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S- 8 (No. 333-63046) of Financial Industries Corporation of our report dated April 2, 2001 relating to the financial statements of InterContinental Life Corporation, which appears in this Form 8-K/A.



PricewaterhouseCoopers LLP

Dallas, Texas
August 2, 2001

                                                              Exhibit 99.2



AUDITED FINANCIAL STATEMENTS OF ILCO FOR THE YEARS ENDED DECEMBER 31, 2000, DECEMBER 31, 1999 and DECEMBER 31, 1998.


Index to audited consolidated financial statements of InterContinental Life Corporation and Subsidiaries:

Report of Independent Accountants..........................................F-2

Consolidated Balance Sheets,
December 31, 2000 and 1999.................................................F-3

Consolidated Statements of Income, for the
years ended December 31, 2000, 1999 and 1998...............................F-5

Consolidated Statements of Changes in Shareholders' Equity,
for the years ended December 31, 2000, 1999 and 1998.......................F-6

Consolidated Statements of Cash Flows, for the years
ended December 31, 2000,  1999 and 1998....................................F-9

Notes to Consolidated Financial Statements.................................F-12

                        REPORT OF INDEPENDENT ACCOUNTANTS



To The Board of Directors and Shareholders of
 InterContinental Life Corporation



In our opinion, the accompanying consolidated financial statements listed in the index on page F-1, present fairly, in all material respects, the financial position of InterContinental Life Corporation and its subsidiaries (the "Company") at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



PricewaterhouseCoopers LLP
Dallas, Texas
April 2, 2001

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                            (in thousands of dollars)

                                                                     December 31,
                                                                 2000            1999
ASSETS

Investments:

Fixed maturities held to maturity, at
 amortized cost (market value
 approximates $1,386 and $2,056)                             $    1,386        $    2,088

Fixed maturities available for sale,
 at market value (amortized cost
 $436,997 and $411,532)                                         440,749           404,217

Equity securities, at market value
 (cost approximates $338 and $338)                                1,764             1,943

Policy loans                                                     48,449            50,882

Mortgage loans                                                    4,858             6,844

Invested real estate and other invested assets                   32,969            21,145

Short-term investments                                          129,807           191,695

 Total investments                                              659,982           678,814

Cash and cash equivalents                                         9,066             3,358

Notes receivable from affiliates                                 35,349            41,497

Accrued investment income                                         8,304             7,529

Accounts receivable and other receivables                        24,340            24,230

Reinsurance receivables                                          17,448            18,769

Real estate occupied by the Company                              19,938                -0-

Property and equipment, net                                       5,005             4,416

Deferred policy acquisition costs                                39,395            35,598

Present value of future profits of
 acquired business                                               36,024            39,831
`
Other assets                                                      7,866             9,304

Separate account assets                                         444,898           457,853

 Total Assets                                                $1,307,615        $1,321,199

               The accompanying notes are an integral part of the
                       consolidated financial statements.

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS, Continued
                  (in thousands of dollars, except share data)

                                                                             December 31,
LIABILITIES AND SHAREHOLDERS' EQUITY                                   2000                   1999

Liabilities:
Policy liabilities and contractholder deposit funds:
Future policy benefits                                      $        130,325        $        130,092

Contractholder deposit funds                                         520,349                 533,869

Unearned premiums                                                      1,589                   1,977

Other policy claims and benefits payable                              10,801                   9,893

                                                                     663,064                 675,831

Other policyholders' funds                                             3,015                   3,012

Deferred federal income taxes                                         27,188                  21,741

Other liabilities                                                     10,045                  14,635

Separate account liabilities                                         440,127                 454,289

    Total Liabilities                                              1,143,439               1,169,508

Commitments and Contingencies (Note 6, 8, 11, 13 and 16)
Redeemable preferred stock:
Class A Preferred, $1 par value, 5,000,000
shares authorized, issued                                             5,000                   5,000

Class B Preferred, $1 par value, 15,000,000
shares authorized, issued                                            15,000                  15,000
                                                                     20,000                  20,000

Redeemable preferred stock held in treasury                         (20,000)                (20,000)
                                                                         -0-                     -0-
Shareholders' Equity:

Common Stock, $.22 par value, 15,000,000 shares
 authorized; 10,859,478 and 10,855,478 shares issued, and
 8,129,385 and 8,827,941 shares outstanding in 2000 and
1999, respectively                                                    2,389                   2,388

Additional paid-in capital                                            4,561                   4,526

Accumulated other comprehensive income (loss)                         3,365                  (3,712)

Retained earnings                                                   163,998                 151,932
                                                                    174,313                 155,134

Common treasury stock, at cost, 2,730,093 and 2,027,537
shares in 2000 and 1999,  respectively                              (10,137)                 (3,443)

Total Shareholders' Equity                                          164,176                 151,691

Total Liabilities and Shareholders' Equity                   $    1,307,615        $      1,321,199

              The accompanying notes are an integral part of the
                       consolidated financial statements.

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
              (in thousands of dollars, except for per share data)

                                                                                   Year Ended December 31,
                                                                       2000                  1999               1998

Revenues:

 Premium                                                      $        10,873    $          11,132     $        10,890

Net investment income                                                  50,893               49,913              54,619

Earned insurance charges                                               38,500               40,447              41,067

Gain on sale of real estate                                                -0-                 112                  -0-

 Other                                                                  3,490                2,601               2,886
                                                                      103,756              104,205             109,462
Benefits and expenses:

Policyholder benefits and expenses                                     32,460               32,001              38,367

Interest expense on contract holders
 deposit funds                                                         28,794               30,229              29,966

Amortization of present value of future
 profits of acquired businesses                                         3,807                3,835               5,903

Amortization of deferred policy
 acquisition costs                                                      2,505                2,372               2,128

Operating expenses                                                     17,103               17,029              14,853

Interest expense                                                           -0-                  -0-                659
                                                                       84,669               85,466              91,876
Income from operations                                                 19,087               18,739              17,586

Provision for federal income taxes:
   Current                                                              5,385                5,955               6,899
   Deferred                                                             1,636                   19                (432)
                                                                        7,021                5,974               6,467
Net income                                                    $        12,066    $          12,765     $        11,119

Net income per share (Note 14):

Basic:
 Weighted average common stock
  outstanding                                                           8,333                8,796               8,750

Basic earnings per share                                      $          1.45    $            1.45     $          1.27

Diluted:
Common stock and common stock
 equivalents                                                            8,343                8,800               8,924

Diluted earnings per share                                    $          1.45    $            1.45     $          1.25

              The accompanying notes are an integral part of these
                       consolidated financial statements.
                                       F-5

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                 (in thousands)

                                                                                                  Additional
                                                                      Common Stock                  Paid-in
                                                                Shares             Amount           Capital

Balance at December 31, 1997                                     5,344          $   1,176       $    4,253

Comprehensive Income:

 Net income

 Other comprehensive income:

  Change in net unrealized appreciation of equity securities

  Change in net unrealized gain on investments in fixed maturities available for sale

 Total comprehensive income

 Options exercised                                                  42                  9              132

Balance at December 31, 1998                                     5,386              1,185            4,385

 Comprehensive income:

  Net income

  Other comprehensive income:

   Change in net unrealized appreciation of equity securities

   Change in net unrealized gain on investments in fixed maturities available for sale

 Total comprehensive income

 Stock dividend paid                                             5,405              1,189

 Treasury stock purchased and reissued

 Options exercised                                                  64                 14              141

Balance at December 31, 1999                                    10,855              2,388            4,526

 Comprehensive income:

  Net income

 Other comprehensive income:

  Change in net unrealized appreciation of equity securities

  Change in net unrealized gain on investments in fixed maturities available for sale

 Total comprehensive income

 Treasury stock purchased and reissued

 Options exercised                                                   4                  1              35

Balance at December 31, 2000                                    10,859          $   2,389       $   4,561

              The accompanying notes are an integral part of these
                       consolidated financial statements.

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                            (in thousands of dollars)

                                                                     Accumulated Other Comprehensive Income

                                                                                  Net Unrealized
                                                                   Net            Gain (Loss) on
                                                                Unrealized        Investments              Total
                                                               Appreciation       In Fixed              Accumulated
                                                              (Depreciation)      Maturities               Other
                                                                 of Equity        Available            Comprehensive
                                                                Securities        For Sale             Income (Loss)

Balance at December 31, 1997                                  $      2,946      $      11,457       $     14,403

 Comprehensive income:

  Net income

 Other comprehensive income:

  Change in net unrealized appreciation of
   equity securities                                                (1,137)                               (1,137)

  Change in net unrealized gain on investments
   in fixed maturities available for sale                                              (1,695)            (1,695)

 Total comprehensive income                                         (1,137)            (1,695)            (2,832)

 Options exercised

Balance at December 31, 1998                                         1,809              9,762             11,571

 Comprehensive income:

  Net income

 Other comprehensive income:

  Change in net unrealized appreciation of
   equity securities                                                  (766)                                 (766)

  Change in net unrealized gain on investments
   in fixed maturities available for sale                                              (14,517)           (14,517)

 Total comprehensive income                                           (766)            (14,517)           (15,283)

Stock dividend paid

Treasury stock purchased

 Options exercised

Balance at December 31, 1999                                          1,043            (4,755)            (3,712)

 Comprehensive income:

  Net income

Other comprehensive income:

 Change in net unrealized appreciation of
  equity securities                                                   (117)                                 (117)

 Change in net unrealized loss on investments in
  fixed maturities available for sale                                                   7,194              7,194

 Total comprehensive income                                           (117)             7,194              7,077

 Treasury stock purchased and reissued

 Options exercised

Balance at December 31, 2000                                   $       926        $     2,439      $       3,365

              The accompanying notes are an integral part of these
                       consolidated financial statements.

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                            (in thousands of dollars)


                                                                                    Common           Total
                                                                  Retained          Treasury         Shareholders'
                                                                  Earnings          Stock            Equity

Balance at December 31, 1997                                   $   129,237       $   (3,307)       $   145,762

 Comprehensive income:

  Net income                                                        11,119                              11,119

 Other comprehensive income:

  Change in net unrealized appreciation of
   equity securities                                                                                    (1,137)

  Change in net unrealized gain on investments
   in fixed maturities available for sale                                                               (1,695)

 Total comprehensive income                                         11,119                               8,287

 Treasury stock purchased                                                                45                 45

  Options exercised                                                                                        141

Balance at December 31, 1998                                       140,356           (3,262)           154,235

 Comprehensive income:

   Net income                                                       12,765                              12,765

 Other comprehensive income:

  Change in net unrealized appreciation of
   equity securities                                                                                      (766)

  Change in net unrealized gain on investments in
   fixed maturities available or sale                                                                  (14,517)

 Total comprehensive income                                         12,765                              (2,518)

 Stock dividend paid                                                (1,189)

 Treasury stock purchased and reissued                                                 (181)              (181)

   Options exercised                                                                                       155

Balance at December 31, 1999                                       151,932           (3,443)           151,691

 Comprehensive income:

  Net income                                                        12,066                              12,066

 Other comprehensive income:

  Change in net unrealized appreciation of
   equity securities                                                                                      (117)

  Change in net unrealized loss on
   investments in fixed maturities available for sale                                                    7,194

 Total comprehensive income                                         12,066                              19,143

 Treasury stock purchased and reissued                                               (6,694)            (6,694)

 Options exercised                                                                                          36

Balance at December 31, 2000                                   $   163,998       $  (10,137)       $   164,176


              The accompanying notes are an integral part of these
                       consolidated financial statements.

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (in thousands of dollars)

                                                                                 Year Ended December 31,
CASH FLOWS FROM OPERATING                                          2000                1999                 1998
ACTIVITIES

Net Income                                                  $      12,066         $     12,765         $    11,119

Adjustments to reconcile net income to
 net cash used in operating activities:

Amortization of present value of future
 profits of acquired businesses                                     3,807                3,835               5,903

Amortization of deferred policy
 acquisition costs                                                  2,505                2,372               2,128

Depreciation                                                          848                  488                 551

Net gain on sales of investments                                      -0-                 (112)               (988)

Financing costs amortized                                             -0-                  -0-                 111

Amortization of deferred gain on sale of
 real estate                                                         (110)                (110)               (110)

Changes in assets and liabilities:

(Increase) decrease in accrued investment
  income                                                             (775)                 239                 698

Decrease (increase) in agent advances and
 other receivables                                                  1,211               (3,399)             (7,686)

Policy acquisition costs deferred                                  (6,302)              (6,017)             (5,460)

Decrease in policy liabilities and
 contractholder deposit funds                                     (12,767)             (18,520)            (16,194)

Increase (decrease) in other policyholders'
 funds                                                                  3                  (44)               (668)

Decrease in other liabilities                                      (4,480)              (5,382)             (1,036)

Increase (decrease) in deferred federal
 income taxes                                                       5,447               (8,444)             (2,355)

Decrease (increase) in other assets                                 1,438                1,339              (2,691)

Other, net                                                         (4,804)                 100                (653)

Net cash used in operating activities                              (1,913)             (20,890)            (17,331)

              The accompanying notes are an integral part of these
                       consolidated financial statements.

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands of dollars)

                                                                                     Year Ended December 31,
CASH FLOWS FROM INVESTING                                                 2000            1999              1998
ACTIVITIES

Purchase of insurance subsidiary                                            -0-             -0-             (1,322)

Investments purchased                                                 (100,710)        (79,308)            (41,915)

Proceeds from sales and maturities of
 investments                                                            47,761         106,517              77,700

Net change in short-term investments                                    61,888         (19,855)             (7,218)

Purchases and retirements of equipment,  net                              (808)         (1,434)             (2,119)

Decrease in notes receivable from affiliates                             6,148           6,148               6,148

Net cash provided by investing activities                               14,279          12,068              31,274

CASH FLOWS FROM FINANCING
ACTIVITIES

(Purchase) re-issuance of treasury stock                                (6,694)           (181)                 45

Issuance of common stock                                                    36             155                 141

Repayment of debt                                                           -0-             -0-            (10,964)

Net cash used in financing activities                                   (6,658)            (26)            (10,778)

Net increase (decrease) in cash and cash
 equivalents                                                             5,708          (8,848)              3,165

Cash and cash equivalents,
 beginning of the year
                                                                         3,358          12,206               9,041
Cash and cash equivalents, end of year                       $           9,066  $        3,358       $      12,206

              The accompanying notes are an integral part of these
                       consolidated financial statements.

         INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES CONSOLIDATED
                            STATEMENTS OF CASH FLOWS
                            (in thousands of dollars)

Supplemental Cash Flow Disclosures:
                                                                                 Year Ended December 31,
                                                                   2000                  1999               1998

Income taxes paid                                           $      4,700           $    9,050           $   11,700

Interest paid                                               $        272           $      461           $      871

Supplemental Schedule of Non-Cash Investing Activities:

The Company purchased the outstanding capital stock of a life insurer in the second quarter of 1998 for cash purchase price of $16.6 million (including a $12.4 million dividend paid by the acquired company to its former parent), net of post closing adjustments. The consolidated statements of cash flows reflect the impact of this acquisition. This purchase resulted in the Company receiving tangible assets and assuming liabilities as follows:


                                                          1998

                  Assets                                $57,745
                  Liabilities                           $41,135






              The accompanying notes are an integral part of these
                       consolidated financial statements.

           INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES NOTES TO
                        CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Summary of Significant Accounting Policies

Organization

InterContinental Life Corporation (ILCO or the "Company") is principally engaged, through its subsidiaries, in administering existing portfolios of individual life insurance and annuity products. The Company's insurance subsidiaries are also engaged in the business of marketing and underwriting individual life insurance and annuity products in 49 states and the District of Columbia. Such products are marketed through independent, non-exclusive general agents.

Principles of Consolidation

The consolidated financial statements include the accounts of InterContinental Life Corporation and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which differ from statutory accounting principles required by regulatory authorities for the Company's insurance subsidiaries. Significant accounting policies followed by the Company are:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results will differ from those estimates.

Investments

The Company's general investment philosophy is to hold fixed maturity securities until maturity. However, fixed maturities may be sold prior to the maturity dates in response to changing market conditions, duration of liabilities, liquidity factors, interest rate movements and other investment factors. Accordingly, most fixed maturity investments are classified as available for sale and are carried at market value. All other fixed maturities are carried at the lower of amortized cost or net realizable value as management has the positive intent and the Company has the ability to hold such investments to maturity. Unrealized gains and losses on securities available for sale are not recognized in earnings but are reported as a separate component of equity in accumulated other comprehensive income, net of income tax effect.

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

While collateralized mortgage obligations (CMOs) are carried at market value, premiums and discounts on CMOs are amortized over the stated maturity of the CMOs, with consideration given to estimates of prepayments in the amortization of those premiums and discounts. The Company endeavors to minimize the portfolio's exposure to interest rate changes inherent in interest-sensitive products by selecting and selling investments so that diversity, maturity and liquidity factors approximate the duration of related policyholder liabilities.

Equity securities are carried at market value. Unrealized gains and losses on equity securities, net of deferred income taxes, if applicable, are reflected directly in shareholders' equity as a component of accumulated other comprehensive income. Mortgage loans and policy loans are recorded at unpaid balances. Short-term investments are carried at cost, which approximates market value, and generally consist of those fixed maturities and other investments that are intended to be held less than one year from the date of purchase.

Real estate is carried at cost less accumulated depreciation, which is generally calculated using the straight-line method over 20 to 40 years. Accumulated depreciation on investments in real estate is $2,554,962 and $2,126,231 at December 31, 2000 and 1999, respectively.

Realized gains and losses on disposal of investments are included in net income. The cost of investments sold is determined on the specific identification basis, except for equity securities, for which the first-in, first-out method is employed. When an impairment of the value of an investment is considered other than temporary, the decrease in value is reported in net income as a realized investment loss and a new cost basis is established.

Cash and Cash Equivalents

Short-term investments with maturities of three months or less at the time of purchase are reported as cash equivalents.

Sale of Real Estate

Prior to December, 1999, Investors-NA owned an office building, located at 206 West Pearl Street, Jackson, Mississippi, which was the former headquarters of Standard Life Insurance Company the ("Standard Life Building"). On December 29, 1999, Investors-NA donated the Standard Life Building to the Jackson Redevelopment Authority ("JRA"). Contemporaneously with the donation of the Standard Life Building, Investors-NA and Financial Industries Corporation ("FIC") sold all of the adjacent parcels they owned to the JRA for a total sale price of $2,500,000.00, which has been allocated according to the respective ownership interests of Investors-NA (approximately 59.28%) and FIC (approximately 40.72%). The donation and sale was made pursuant to the terms of the Donation, Purchase and Sale Agreement dated July 17, 1998. Investors-NA claimed an income tax deduction on tax return filed in 2000 in an amount of $864,231. The donation and sale transaction referenced above resulted in a net gain (GAAP basis) of $0.992 million for ILCO and $0.409 million for FIC (or a combined total of $1.401 million).

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is calculated using straight-line and accelerated methods over estimated useful lives of 10 to 33 years for buildings and improvements and 10 years for furniture and equipment. Maintenance and repairs are charged to expense when incurred. Accumulated depreciation for property and equipment and home office real estate was $5,124,279 and $4,630,102 at December 31, 2000 and 1999, respectively.

Deferred Acquisition Costs

The cost of acquiring new and renewal business, principally first year commissions and certain expenses of the policy issuance and underwriting departments, which vary with and are primarily related to the production of new and renewal business, have been deferred to the extent recoverable. Acquisition costs related to universal life products are deferred and amortized to expense using actuarial methods that include the same assumptions used to estimate future policy benefits in proportion to the ratio of estimated annual gross profits to total estimated gross profits over the expected lives of the contracts. Acquisition costs related to traditional life insurance business are deferred and amortized over the premium paying period of the related policies.

Present Value of Future Profits

The present value of future profits of acquired traditional life business is amortized over the premium paying period of the related policies in proportion to the ratio of the annual premium revenue to total anticipated premium revenue applicable to such policies. Interest on the unamortized balance is accreted at rates from 7.0% to 8.5%.

For interest-sensitive products, these costs are amortized in relation to the present value, using the current credited interest rate, of expected gross profits of the policies over the anticipated coverage period.

Retrospective adjustments of these amounts are made periodically upon the revision of estimates of current or future gross profits on universal life-type products to be realized from a group of policies. Recoverability of present value of future profits is evaluated periodically by comparing the current estimate of future profits to the unamortized asset balances.

Anticipated  investment  returns,  including realized gains and losses, from the
investment  of   policyholder   balances  are  considered  in  determining   the
amortization of present value of future profits acquired.

Deferred Financing Costs

Financing costs associated with the Company's Senior Loan were deferred and were amortized over the borrowing periods using the interest method.

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Separate Accounts

Separate account assets, carried at market value, and liabilities represent policyholder funds maintained in accounts having specific investment objectives. The net investment income, gains and losses of these accounts, less applicable contract charges, generally accrue directly to the policyholders and are not included in the Company's statement of income, with the exception for the gains and losses in the Company's seed money in the separate accounts.

Solvency Laws Assessments

The solvency or guaranty laws of most states in which the Company's insurance subsidiaries do business may require the Company's insurance subsidiaries to pay assessments (up to certain prescribed limits) to fund policyholder losses or liabilities of insurance companies that become insolvent. These assessments may be deferred or forgiven under most guaranty laws if they would threaten an insurer's financial strength and, in certain instances, may be offset against future premium taxes. The Company's insurance subsidiaries' expense for guaranty fund assessment from states which do not allow premium tax offsets is not material.

Policy Liabilities and Contractholder Deposit Funds

Liabilities for future policy benefits related to traditional life products are accrued as premium revenue is recognized. The liabilities are computed using the net level premium method, or an equivalent actuarial method, based upon industry and Company experience of investment yields, mortality and withdrawals, including provisions for possible adverse deviation. The liability for future policy benefits for traditional life policies is graded to reserves stipulated by regulatory authorities over a 30-year period or the end of the premium paying period, if less.

Contractholder deposit funds are liabilities for universal life and annuity products. These liabilities consist of deposits received from customers and accumulated net investment income on their fund balances, less administrative charges. Universal life fund balances are also assessed mortality charges. The cash value benefit for these products is based on actual crediting rates, which are lower than assumed investment yields.

Liabilities for future policy benefits related to non-cancelable and guaranteed renewable accident and health contracts are computed based on industry and Company experience and estimated future investment yields ranging from 4 1/2% to 6%. Unearned premium reserves for credit life and accident and health contracts are computed on either the sum-of-the-year's digits or pro rata methods depending upon the type of coverage. In December, 1997, ILCO's life insurance subsidiaries entered into a reinsurance treaty under which all of the contractual obligations and risks under accident and health insurance policies were assumed by a third party reinsurer. (See Note 8.)

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Other Policy Claims and Benefits Payable

The  liability  for  other  policy  claims  and  benefits   payable   represents
management's estimate of unpaid losses on claims and other miscellaneous liabilities to policyholders. Estimated unpaid losses on claims are comprised of losses on claims that have been reported but not yet paid, including estimates of additional development of initial claims estimates, and claims that have been incurred but not yet reported (IBNR) to the Company.

The liability for other policy claims and benefits payable is subject to the impact of changes in claim severity, frequency and other factors. Although there is considerable variability inherent in such estimates, management believes that the liability recorded is adequate.

Revenue Recognition

Premiums on traditional life and health products are recognized as revenue when due. Credit life and credit health insurance premiums are recognized over the contract period on a pro rata basis, or the sum of years digits basis. Benefits and expenses are associated with earned premiums, so as to result in recognition of profits over the lives of the contracts.

Proceeds from investment-related products and universal life products are recorded as liabilities when received. Revenues for investment-related and universal life products consist of net investment income, mortality, administration charges and surrender charges.

Net Income Per Share

Net income per share is calculated based on two methods, basic earnings per share and diluted earnings per share. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were converted or exercised. Both methods are presented on the face of the income statement.

Federal Income Taxes

In February, 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS 109). The Company adopted FAS 109 on a prospective basis effective January 1, 1993. FAS 109 mandates the asset and liability method for computing deferred income taxes. Under this method, balance sheet amounts for deferred income taxes are computed based on the tax effect of the differences between the financial reporting and federal income tax basis of assets and liabilities using the tax rates which are expected be in effect when these differences are anticipated to reverse.

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

New Accounting Pronouncements

In June 1997, the FASB issued FAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes standards for reporting information about operating segments. Generally, FAS 131 requires that financial information be reported on the basis that is used internally for evaluating performance. The Company adopted SFAS 131 for the year ended December 31, 1998. As described in Note 1, the Company is principally engaged, through its subsidiaries, in administering existing portfolios of individual life insurance and annuity products. The Company's insurance subsidiaries are also engaged in the business of marketing and underwriting individual life insurance and annuity products in 49 states and the District of Columbia. Such products are marketed through independent, non-exclusive general agents. Management considers the Company's insurance operations to constitute one reportable segment. Premium revenues for traditional insurance products and earned insurance charges on universal life and annuity products are presented in the accompanying consolidated statements of income. No single customer accounts for 10 percent or more of the Company's revenue. The Company has no foreign operations.

In February 1998, the FASB issued FAS No. 132, "Employers Disclosures about Pensions and Other Postretirement Benefits," which revises current disclosure requirements for employers' pension and other retiree benefits. FAS 132 does not change the measurement or recognition of pension or other postretirement benefit plans. The Company adopted FAS 132 for the year ended December 31, 1998.

In December 1997, the Accounting Standards Executive Committee issued Statement of Position ("SOP") 97-3, "Accounting by Insurance and Other Enterprises for Insurance-Related Assessments," which provides guidance on accounting for insurance-related assessments. The Company adopted SOP 97-3 January 1, 1999. The adoption of this SOP did not have a material impact on the Company's financial statements.

In June, 1998, the FASB issued FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. FAS No. 133, as amended by FAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - An Amendment of FASB Statement No. 133", is applicable to financial statements for all fiscal quarters of fiscal years beginning after June 15, 2000, as amended by FAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FAS No. 133". As the Company does not have significant investments in derivative financial instruments, the adoption of FAS 133 did not have a material impact on the Company's results of operations, liquidity or financial position.

Reclassification

Certain prior years' amounts have been reclassified to conform with the 2000 presentation.

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.       Investments

Fixed Maturities
The amortized cost, gross unrealized gains and losses and market values of fixed maturities available for sale and fixed maturities held to maturity at December 31, 2000 and 1999, respectively were as follows (in thousands):

                                               Amortized      Gross Unreal-       Gross Unreal-        Market
                                                 Cost          ized Gains          ized Losses         Value

Fixed Maturities Available
 for Sale as of December 31, 2000:

U.S. Treasury securities and
 obligations of U.S. government
 agencies and corporations                 $     25,785     $      2,040        $       -0-       $     27,825

Obligations of states and political
 subdivisions                                     4,527              278                -0-              4,805

Corporate securities                            188,056            2,025              5,570            184,511

Mortgage-backed securities                      218,629            5,327                348            223,608

Total Fixed Maturities Available
 For Sale

Fixed Maturities Held to Maturity:              436,997            9,670              5,918            440,749

Private placements-corporate                      1,386               10                 10              1,386

Total Fixed Maturities                     $    438,383       $    9,680        $     5,928       $    442,135

Fixed Maturities Available For Sale
 as of  December 31, 1999:

U.S. Treasury securities and
 obligations of U.S. government
 agencies and corporations                 $     26,191       $      745        $        30       $     26,906

Obligations of states and political
 subdivisions                                     4,680               91                -0-              4,771

Corporate securities                            172,686              334              8,306            164,714

Mortgage-backed securities                      207,975            3,273              3,422            207,826

Total Fixed Maturities Available
 For Sale                                       411,532            4,443             11,758            404,217

Fixed Maturities Held to Maturity:

Private placements-corporate                     2,088                11                 43              2,056

Total Fixed Maturities                    $    413,620     $       4,454        $    11,801       $    406,273


               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The amounts of unrealized gains and losses on fixed maturities available for sale included in accumulated other comprehensive income reflected in the balance sheet have been reduced by estimated deferred taxes in the amount of $1,313,000 and $(2,560,000) in 2000 and 1999, respectively.

The amortized cost and market value of fixed maturities available for sale and fixed maturities held to maturity at December 31, 2000 is shown below by contractual maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.
                                            Fixed Maturities Available for Sale
                                            Amortized                    Market
                                            Cost                         Value
                                                        (in thousands)

Due in one year or less                     $ 39,841                   $ 39,939
Due after one through five years              50,751                     51,653
Due after five through ten years              34,789                     35,231
Due after ten years                           92,987                     90,318
Mortgage backed securities                   218,629                    223,608

Total Fixed Maturities Available
 for Sale                                   $436,997                   $440,749

                                             Fixed Maturities Held to Maturity
                                             Amortized                    Market
                                             Cost                         Value


Due in one year or less                     $   879                      $ 878
Due after one through five years                440                        432
Due after five through ten years                -0-                        -0-
Due after ten years                              67                         76
Mortgage backed securities                      -0-                        -0-
Total Fixed Maturities Held to Maturity      $1,386                     $1,386

Proceeds from sales and maturities of investments in fixed maturities during 2000, 1999 and 1998 were approximately $47,761,000, $106,517,000 and
$77,700,000.  Gross gains of  approximately  $6,000,  $443,000  and $178,000 and gross losses of approximately $11,000, $61,000 and $16,000 were realized on those sales and maturities in 2000, 1999 and 1998, respectively.

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Equity Securities

The change in net unrealized appreciation for equity securities was $(117,000) and $(766,000) for the years ended December 31, 2000 and 1999, respectively. Amounts as of December 31 were as follows (in thousands):

                                            2000                   1999

Unrealized appreciation             $      1,437          $       1,617
Unrealized depreciation                      (12)                   (12)
Net unrealized appreciation
 before tax                                1,425                  1,605
Less: Federal income tax                    (499)                  (562)
Net unrealized appreciation         $        926          $       1,043

Equity securities included a $1,719,704 investment, ($318,390 at cost), in 189,750 shares of common stock of Financial Industries Corporation (FIC) (See note 9). This represents 3.8% of FIC's outstanding common stock at December 31, 2000.

The net change in unrealized investment gains (losses) represents the only component of other comprehensive income for the years ended December 31, 2000, 1999 and 1998. The following is a summary of the change in unrealized investment gains (losses) net of related deferred income taxes which are reflected in accumulated other comprehensive income for the periods presented:

Change in Unrealized Gains (Losses) on Investments         2000             1999               1998
                                                                        (in thousands)


Fixed maturities                                       $  11,067        $ (22,334)        $   (2,607)

Equity securities                                           (180)          (1,178)            (1,749)
                                                          10,887          (23,512)            (4,356)
Deferred federal income taxes                             (3,810)           8,229              1,524
Net change in unrealized gains (losses)
 on investments                                        $   7,077        $ (15,283)        $   (2,832)


               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table sets forth the reclassification adjustments required for the years ended December 31, 2000, 1999 and 1998:

Reclassification Adjustments                                   2000               1999             1998
                                                                            (in thousands)

Unrealized holding gains (losses) on investments
 arising during the period                               $    7,080          $  (15,034)        $  (2,621)

Reclassification adjustments for gains included in
 net income                                                      (3)                249               211

Unrealized gains (losses) on investments, net of
 reclassification adjustment                             $    7,077          $  (15,283)        $  (2,832)

Net Investment Income

The  components  of  net  investment   income  are  summarized  as  follows  (in
thousands):

                                                                   Year Ended December 31,
                                                               2000               1999              1998

Fixed maturities                                         $    43,797        $   43,755         $   47,322

Other, including policy loans, real estate,
   mortgage loans and equity securities                        8,153             6,881              8,282
                                                              51,950            50,636             55,604
Investment expenses                                           (1,057)             (723)              (985)

Net Investment Income                                    $    50,893        $   49,913         $   54,619

Realized Gains and Losses

Net realized (losses) gains included in net investment income are summarized below (in thousands):

                                                                          Year Ended December 31,
                                                              2000                1999               1998

Fixed maturities available for sale                      $      (5)          $     382          $     162
Equity securities                                               -0-                  1                164
Other investments                                               -0-                 74                662
                                                                (5)                457                988
Income taxes                                                    (2)                160                346
Net realized gains                                       $      (3)          $     297          $     642

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Mortgage loans and invested real estate

The Company's mortgage loans and invested real estate are diversified by property type, location and issuer. Mortgage loans are collateralized by the related properties and such loans generally range from 15% to 80% of the property's value at the time the loan is made. No new mortgage loans were made during the three year period ended December 31, 2000.

Non-income producing investments

The Company has no non-income producing investments as of December 31, 2000.

3.  Disclosures about Fair Value of Financial Instruments

The estimated fair value of the Company's financial instruments at December 31, 2000 are as follows:
                                            Carrying                   Fair
                                             Amount                    Value
                                                      (in thousands)

Financial assets:

Fixed maturities                           $442,135                  $442,135

Policy loans                                 48,449                    48,449

Mortgage loans                                4,858                     4,858

Short-term investments                      129,807                   129,807

Cash and cash equivalents                     9,066                     9,066

Notes receivable from affiliates             35,349                    35,349

Financial liabilities:

Deferred annuities                          114,271                   112,648

Supplemental Contracts                       13,659                    13,263

The following methods and assumptions were used to estimate the fair value of each class of financial investments:

Fixed maturities

Fair values are based on quoted market prices or dealer quotes.

Policy loans

Policy loans are, generally, issued with coupon rates below market rates and are considered early payment of the life benefit. As such, the carrying amount of these financial instruments is a reasonable estimate of their fair value.

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Mortgage loans

The fair value of mortgage loans is estimated using a discounted cash flow analysis using rates for BBB- rated bonds with similar coupon rates and maturities.

Cash and cash equivalents and short-term investments

The carrying amount of these instruments approximates market value.

Notes receivable from affiliates

The fair value is based on redemption value.

Deferred annuities and supplemental contracts

The fair value of deferred annuities is estimated using cash surrender values. Fair values for supplemental contracts is estimated using a discounted cash flow analysis, based on interest rates currently offered on similar products.

4.  Present Value of Future Profits of Acquired Business

An analysis of the present value of future profits of acquired businesses is as follows:

                                               2000                  1999
                                                    (in thousands)

Beginning balance                       $     39,831           $     43,666
Accretion of interest                          3,121                  3,382
Amortization                                  (6,928)                (7,217)
Ending Balance                          $     36,024           $     39,831

Amortization of the present value of future profits included in the consolidated statements of income is presented net of the accretion of interest.

The estimated amount of present value of future profits to be amortized net of interest accretion during each of the next five years is as follows:

                                              (in thousands)
                                         2001              $ 3,431
                                         2002              $ 3,083
                                         2003              $ 2,875
                                         2004              $ 2,576
                                         2005              $ 2,456

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.  Acquisition of Business

On June 30,  1998,  ILCO,  through  a  subsidiary,  Investors-Indiana,  acquired
Grinnell Life Insurance Company ("Grinnell Life") an Iowa-domiciled life insurer, from Grinnell Mutual Life Insurance Company for an adjusted purchase price of $16.6 million. As part of the transaction, Grinnell Life was immediately merged with and into Investors-Indiana, with Investors-Indiana being the surviving entity.

6.  Senior Loans

The Senior Loan of ILCO was originally arranged in connection with the 1988 acquisition of Investors-NA and Investors-CA. In January, 1993, the Company refinanced its Senior Loan. That transaction was done in connection with the prepayment of the subordinated indebtedness and the purchase of warrants which had been issued as part of the financing of the 1988 acquisitions. The terms of the amended and restated credit facility are substantially the same as the terms and provisions of the 1988 senior loan. The maturity date, which had been December 31, 1996, was extended to July 1, 1998 for the Senior Loan. The average interest rate paid by the Company on its Senior Loan was approximately 7.63% during 1998.

In February, 1995, the Company borrowed an additional $15 million under the Senior Loan to help finance the acquisition of Investors-IN, and the maturity date of the Senior Loan was further extended to July 1, 1999. In connection with the acquisition of State Auto Life Insurance Company in July, 1997, the Senior Loan agreement was modified to extend the maturity date to October 1, 1998.

As of December 31, 1997, the outstanding principal balance of ILCO's senior loan obligations was $11.0 million, which reflected the prepayment by the Company of the payment originally scheduled for January 1, 1998. A regular payment, in the amount of $3.7 million, was made on April 1, 1998 and a prepayment of the July 1, 1998 installment, in the amount of $3.7 million, was made on June 30, 1998. The outstanding principal balance of ILCO's senior loan obligations was $3.6 million at June 30, 1998. The final installment on the senior loan obligation scheduled for October 1, 1998, was prepaid on September 30, 1998. As a result, the senior loan obligation of ILCO was fully discharged effective September 30, 1998.

7. Income Taxes

The Company files consolidated federal income tax returns with its non-life subsidiaries. The Company's life insurance subsidiaries file a separate life consolidated federal income tax return. In accordance with the Company's tax allocation agreement, federal income tax expense or benefit is allocated to each member of the consolidated group as if each member were filing a separate return.

The U.S. federal income tax provision (benefit) charged to continuing operations for the years ended December 31, was as follows:

                                     2000                1999              1998
                                                   (in thousands)

Current tax provision           $    5,385       $     5,955         $    6,899
Deferred tax provision               1,636                19               (432)
Total provision for income
 taxes                          $    7,021       $     5,974         $    6,467

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Provision has not been made for state income tax expense since expense is minimal. Premium taxes are paid to various states where premium revenues are earned. Premium taxes are included in the statement of income as operating expenses.

The provision for income taxes differs from the amount of income tax determined by applying the U.S. statutory federal income tax rate of 35% to pre-tax income from continuing operations as a result of the following differences:

                                                            2000             1999            1998
                                                                        (in thousands)

Income taxes at the U.S. statutory rate                $    6,680       $    6,559      $    6,155
Charitable contribution                                       -0-             (920)            -0-
Increase (decrease) in taxes resulting from:
  Non-deductible compensation                                 335              335             312
  Other                                                         6              -0-             -0-
Total provision for income taxes                       $    7,021       $    5,974      $    6,467

Deferred taxes are recorded for temporary differences between the financial reporting bases and the federal income tax bases of the Company's assets and liabilities. The sources of these differences and the estimated tax effect of each are as follows:

                                                                              December 31,
                                                                          2000               1999
Deferred Tax Liability:                                                      (in thousands)

Deferred policy acquisition costs                                  $    10,025          $    8,340
Present value of future profits                                         10,571              11,597
Net unrealized (depreciation) appreciation on                            1,813              (1,998)
marketable securities
Acquisition discounts on mortgages/policy loans                            969               1,210
Reinsurance recoverable                                                  5,000               5,571
Other taxable temporary differences                                      2,910               2,965
Total deferred tax liability                                            31,288              27,685
Deferred Tax Asset:
Policy reserves                                                          1,284               2,771
Invested assets                                                          1,708               1,655
Net operating loss carry forward                                           764               1,195
Minimum tax credit                                                         344                 323
Total deferred tax asset                                                 4,100               5,944
                  Net deferred tax liability                       $    27,188          $   21,741


                                      F-25

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Deferred federal income tax (expense) benefit of $(3,810,000) and $8,229,000 for 2000 and 1999, respectively, have been provided on the unrealized appreciation (depreciation) of marketable securities and included in the balance of the deferred tax liability account. This increase or decrease in deferred tax liability has been recorded as a reduction or increase to the equity adjustment due to the net change in unrealized appreciation or depreciation and has not been reflected in the deferred income tax expense included in net income from operations.

Under the provisions of pre-1984 life insurance company income tax regulations, a portion of "gain from operations" of Investors-IN and Investors-NA was not subject to current taxation but was accumulated, for tax purposes, in special tax memorandum accounts designated as "policyholders' surplus accounts". Subject to certain limitations,"policyholders' surplus" is not taxed until distributed or the insurance company no longer qualifies to be taxed as a life insurance company. The accumulation in these accounts for Investors-NA and Investors-IN at December 31, 2000 was $8,225,000 and $4,357,000, respectively. Federal income tax of $2,879,000 and $1,525,000 would be due if the entire balance is distributed at a tax rate of 35%.

The Company does not anticipate any transactions that would cause any part of the policyholders' surplus accounts to become taxable and, accordingly, deferred taxes have not been provided on such amounts. At December 31, 2000, Investors-NA and Investors-IN have approximately $146,000,000 and $17,500,000, respectively, in the aggregate in their shareholders' surplus accounts from which distributions could be made without incurring any federal tax liability.

At December 31, 2000, the Company and its non-life wholly-owned subsidiaries have net operating loss carry forwards of approximately $2.1 million.

8. Reinsurance

The Company reinsures portions of certain policies thereby providing greater diversification of risk and minimizing exposure on larger policies. The Company's retention on any one individual ranges from $100,000 to $250,000 depending on the risk. The Company remains liable to the extent the reinsurance companies are unable to meet their obligations under the reinsurance agreements.

The amounts reported in the consolidated financial statements for reinsurance ceded are as follows:

                                                          December 31,
                                                   2000                 1999
                                                         (in thousands)

Future policy benefits                        $   9,017          $     10,010
Unearned premiums                                 1,456                 1,605
Other policy claims and benefits payable          3,812                 4,103
Amounts recoverable on paid claims                3,163                 3,051
Reinsurance receivables                       $  17,448          $     18,769

                 INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                            Year ended December 31,
                                   2000               1999              1998
                                                 (in thousands)
Premiums                   $      1,641          $      3,472         $    2,942
Policyholder benefits
 and expenses              $      2,300          $      3,780         $    4,492


9. Shareholders' Equity

Financial Industries Corporation ("FIC"), a life insurance holding company, retains ownership of approximately 48.3% of the Company's outstanding common stock. FIC held options to purchase up to an additional 1,702,155 shares, (which number does not reflect the stock dividend paid by ILCO on March 7, 1999) of the Company's authorized but unissued common stock at a price equal to the average market value during the six months preceding the exercise date. These options expired on September 30, 1998.

The Company's ability to pay dividends to its shareholders is affected, in part, by the receipt of dividends from Investors-NA, which is organized under the laws of the state of Washington. Under current Washington law, any proposed payment of a dividend or distribution which, together with dividends or distributions paid during the preceding twelve months, exceeds the greater of (i) 10% of statutory surplus as of the preceding December 31 or (ii) statutory net gain from operations for the preceding calendar year is called an "extraordinary dividend" and may not be paid until either it has been approved, or a waiting period shall have passed during which it has not been disapproved, by the insurance commissioner.

In addition, Washington laws require that prior notification of a proposed dividend be given to the Washington Insurance Commissioner and that dividends may be paid only from earned surplus.

Net income (before surplus debenture interest expense) and capital and surplus of Investors-NA as reported to insurance regulators and as determined in accordance with statutory accounting practices are as follows:

                                             Year Ended December 31,
                                      2000              1999              1998

Net Income                          $ 11,201         $ 12,549          $ 14,246
Capital and Surplus                 $ 71,661         $ 75,169          $ 70,627

The insurance regulations of the state of Washington limit the amount an insurer may invest in the obligations of any one corporation to four percent of the insurer's statutory admitted assets. Investors-NA held $35,349,000 and $41,497,000 in subordinated notes issued by FIC and Family Life Corporation, a wholly-owned subsidiary of FIC, at December 31, 2000 and 1999, respectively. Prior to the acquisition of these notes, Investors-NA received written approval from the Washington State Insurance Department for the inclusion of the full amount of these notes in its statutory admitted assets. At December 31, 2000, this permitted practice did not increase statutory surplus over what it would have been under prescribed statutory accounting practices.

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


In 1998, the NAIC adopted the Codification of Statutory Accounting Principles guidance, which will replace the current Accounting Practices and Procedures manual as the NAIC's primary guidance on statutory accounting. The NAIC is now considering amendments to the Codification guidance that would also be effective upon implementation. The Codification provides guidance for areas where statutory accounting has been silent and changes current statutory accounting in some areas, e.g. deferred income taxes are recorded. While management has not yet determined the impact of Codification, it is possible that certain changes in statutory accounting principles arising from Codification would be material to the Company's insurance subsidiaries.

In 1988, the Company authorized the issuance of 10 million shares of Class C Preferred Stock, $1.00 par value. The Company was not permitted, under the provisions of the Senior Loan Agreements (See Note 6), to issue any preferred stock except Class A and Class B issued in connection with the acquisition of the Investors Life Companies. The Company has reacquired the Class A and Class B Preferred Stock and holds the shares in treasury.

10. Retirement Plans and Employee Stock Plans

Retirement Plan

The Company maintains a retirement plan, ("ILCO Pension Plan"), covering substantially all employees of the Company. The plan is a non-contributory, defined benefit pension plan, which covers each eligible employee who has attained 21 years of age and has completed one year or more of service. Each participating subsidiary company contributes an amount necessary (as actuarially determined) to fund the benefits provided for its participating employees.

The Plan's basic retirement income benefit at normal retirement age is 1.57% of the participant's average annual earnings less 0.65% of the participant's final average earnings up to covered compensation multiplied by the number of his/her years of credited service. For participants who previously participated in the plan maintained by the Company for the benefit of former employees of the IIP Division of CIGNA Corporation (the IIP Plan), the benefit formula described above applies to service subsequent to May 31, 1996. With respect to service prior to that date, the benefit formula provided by the IIP Plan is applicable, with certain exceptions applicable to former IIP employees who are classified as highly compensated employees.

Former eligible IIP employees commenced participation automatically. The Plan also provides for early retirement, postponed retirement and disability benefits to eligible employees. Participant benefits become fully vested upon completion of five years of service, as defined, or attainment of normal retirement age, if earlier.

The pension benefit (costs) for the plan includes the following components:

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                2000              1999          1998
                                                                           (in thousands)

Service cost for benefits earned during the period
                                                           $    434          $     446      $    460
Interest cost on projected benefit obligation                   987                905           793
Expected return on plan assets                               (1,174)            (1,277)       (1,235)
Amortization of unrecognized prior service cost                (229)              (229)         (229)
Pension benefit (costs)                                    $     18          $    (155)     $   (211)

The following summarizes the funded status of the plan at December 31:

                                                               2000                   1999
                                                                      (in thousands)

Change in benefit obligation:
  Benefit obligation at beginning of period                 $ 13,868              $ 12,726
   Service cost                                                  434                   446
   Interest cost                                                 987                   905
   Benefits paid                                                (505)                 (483)
   (Gain)/Loss due to change in assumptions                       -0-                   -0-
   (Gain)/Loss due to experience                              (1,232)                  274
  Benefit Obligation at end of year                         $ 13,552              $ 13,868

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Change in plan assets:                                                2000              1999

Fair value of plan assets at beginning of year                   $  16,325            $  16,238

Actual return on plan assets                                         1,015                  570

Benefits paid                                                         (505)                (483)

Fair value of plan assets at end of year                         $  16,835            $  16,325

Funded Status:

Funded status at end of year                                     $   3,282            $   2,457

Unrecognized prior service cost                                        (11)                (240)

Unrecognized actuarial net loss                                      1,592                2,665

Prepaid pension expense at end of year                           $   4,863            $   4,882

The significant assumptions for the plans are as follows:

The discount rate for projected benefit obligations was 7.25% in 2000, 1999 and 1998. The assumed long-term rate of compensation increases was 5.0% for 2000, 1999 and 1998. The assumed long-term rate of return on plan assets was 8.0% for 2000, 1999 and 1998. Assumed expenses as a percentage of plan assets were 0% for 2000, 1999 and 1998.

Savings and Investment Plan

The Company maintains a Savings and Investment (401(k)) Plan that allows eligible employees who have met a one-year service requirement to make contributions to the Plan on a tax-deferred basis. A Plan participant may elect to contribute up to 16% of eligible earnings on a tax deferred basis, subject to certain limitations applicable to "highly compensated employees" as defined in the Internal Revenue Code. Plan participants may allocate contributions, and earnings thereon, between investment options selected by participants. The Account Balance of each Participant attributable to employee contributions is 100% vested at all times.

During 1995, the Plan was amended to allow for the addition of Family Life Insurance Company (FLIC), a wholly-owned subsidiary of FIC, as a participating employer, thus allowing FLIC employees to participate in the Plan. The amendment did not affect the Plan's tax-qualified status.

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In 1997, the Plan was amended to provide for a matching contribution by the Company. The match, which is in the form of shares of ILCO common stock, is equal to 100% of an eligible participant's elective deferral contributions, as defined in the Plan, not to exceed a maximum percentage of the participant's plan compensation. Initially, the maximum percentage was 1%. Effective January 1, 2000, the plan was amended to increase the maximum percentage to 2%. Allocations are made on a quarterly basis to the account of participants who have at least 250 hours of service in that quarter.

Employee Stock Ownership Plan

The Company has an Employee Stock Ownership Plan and a related trust for the benefit of its employees and FLIC employees. The Plan generally covers employees who have attained the age of 21 and have completed one year of service. Vesting of benefits to employees is based on number of years of service. No contributions were made to the Plan in 2000, 1999 or 1998. At December 31, 2000, the Plan had a total of 530,562 shares which are allocated to participants.

Effective May 1, 1998, the 401(k) Plan was amended to provide for the merger of the ESOP into the 401(k) Plan. In connection with the merger, certain features under the ESOP were preserved for the benefit of employees previously participating in the ESOP with regard to all benefits accrued under the ESOP through the date of merger.

Stock Option Plans

The Company applies APB Opinion No. 25 and related Interpretations in accounting for its stock option plans, which are described below accordingly. No compensation cost has been recognized by the Company in the accompanying income statement for its stock option plans.

In 1999, the Company paid a stock dividend in the amount of one share of common stock for each share of common stock issued and outstanding. The dividend was paid on March 17, 1999 to holders of record on March 8, 1999. The data in this note has been restated to reflect the effect of the stock dividend.

Under the Non-Qualified Stock Option Plan for certain officers, directors, agents and others, the Board of Directors is authorized to issue options to purchase up to 1,200,000 shares of the Company's common stock at 100% of the fair market value on the date of grant but in no case less than $1.67 per share. In 1988, options to purchase 660,000 shares were granted at a price of $1.67 per share. In 1990, options to purchase 60,000 shares expired. In 1991, options to purchase 100,000 shares were granted at prices ranging from $4.38 to $4.63. In 1992 options to purchase 120,000 shares expired. In 1995, options to purchase 120,000 shares were granted at a price of $5.56 per share. These same options, along with 40,000 other options, were terminated in 1996. In 1997 84,000 options were canceled. There were no options granted in 1998, 1997 and 1996. The number of options exercised in 2000, 1999 and 1998 were 0, 84,000, and 84,000, respectively.

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Under the Company's 1999 Non-Qualified Stock Option Plan options to purchase shares of the Company's common stock at 100% of the fair market value on the date of grant but in no case less than $7.50 per share, were granted to certain employees of the Company, its subsidiaries and affiliates. In 1999 options to purchase 460,000 shares were granted at prices ranging from $9.00 to $9.75. During 1999, 20,000 options were canceled and no options were exercised. During 2000, 70,000 shares were granted at prices ranging from $9.00 to $9.75. During 2000, 68,000 options were canceled and 4,000 options were exercised.

The following table summarized activity under all Plans for each of the three years ended December 31, 2000:

                                                                           1998                  Weighted
                                                                          Shares                 Average
                                                                          (000's)             Exercise Price

Outstanding at the beginning of the year                                   168              $     1.67
         Granted                                                             0                    0.00
         Exercised                                                         (84)                   1.67
         Canceled                                                           -0-                   0.00
Outstanding at the end of the year                                          84              $     1.67

Options exercisable at year end                                             -0-             $       -0-

Weighted average fair value of options granted during the
year                                                                                        $       -0-


                                                                           1999                  Weighted
                                                                          Shares                 Average
                                                                          (000's)              Exercise Price

Outstanding at the beginning of the year                                    84              $     1.67
         Granted                                                           460                    9.03
         Exercised                                                         (84)                   1.67
         Canceled                                                          (20)                   9.00
Outstanding at the end of the year                                         440              $     9.03
Options exercisable at year end                                              0              $       -0-
Weighted average fair value of options granted during the
 year                                                                                       $       -0-


                                                                           2000                  Weighted
                                                                           Shares                 Average
                                                                          (000's)              Exercise Price

Outstanding at the beginning of the year                                   440              $     9.03
         Granted                                                            70                    9.30
         Exercised                                                          (4)                   9.00
         Canceled                                                          (68)                   9.00
Outstanding at the end of the year                                         438              $     9.08
Options exercisable at year end                                             76



                                      F-32

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Weighted average fair value of options granted during the year

As of December 31, 2000:

                                                   Options Outstanding weighted-
                            Number Outstanding           average remaining
Range of exercise prices     December 31, 2000         Contractual Life (years)

   $9.00 to $9.75                 438,000                     2.45


                              Weighted Average
Range of exercise prices       Exercise prices

   $9.00 to $9.75                  $9.08


                             Number exercisable          Weighted average
Range of Exercise prices     December 31, 2000            exercise price

   $9.00 to $9.75                 76,000                     $9.03



11. Leases

The Company and its subsidiaries occupy office facilities under lease agreements which expire at various dates through 2005. Certain office space leases may be renewed at the option of the Company.

Rent expense in 2000, 1999, and 1998 was $2,436,159, $2,320,185, and $2,283,198,
respectively, under these lease agreements. Minimum annual future rentals are as follows:

                                 (in thousands)
                                  2001 $ 2,281
                                  2002   2,155
                                  2003   2,133
                                  2004   2,099
                                  2005   2,041
                            Thereafter   6,347
                                       $17,057

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


12. Related Party Transactions

The obligations of the Company under the Senior Loan were guaranteed by FIC. FIC presently owns 3,932,692 shares of the company's Common Stock, constituting 48.3% of such shares outstanding. FIC held options to acquire an additional 1,702,155 shares, (which does not reflect the stock dividend paid by ILCO on March 7, 1999) at the average bid price of such shares during the six-month period preceding the date of any such purchase as long as ILCO's debt guaranteed by FIC (the Senor Loans) remained outstanding. As described in Note 6, the current Senior Loan of ILCO was fully repaid on September 30, 1998. Accordingly, FIC's rights under the 1986 option agreement expired on September 30, 1998.

As part of the financing arrangement for the acquisition of Family Life Insurance Company, Family Life Corporation ("FLC"), a subsidiary of FIC, entered into a senior loan agreement under which $50 million was provided by a group of banks. The balance of the financing consisted of a $30 million subordinated note issued by FLC to Merrill Lynch Insurance Group, Inc. ("Merrill Lynch") and $14 million borrowed by another subsidiary of FIC from an affiliate of Merrill Lynch and evidenced by a senior subordinated note in the principal amount of $12 million and a junior subordinated note in the principal amount of $2 million and $25 million lent by two insurance company subsidiaries of ILCO. The latter amount was represented by a $22.5 million loan from Investors-NA to FLC and a $2.5 million loan provided directly to FIC by Investors-CA. In addition to the interest provided under those loans, Investors-NA and Investors-CA were granted by FIC non-transferable options to purchase, in the amounts proportionate to their respective loans, up to a total of 9.9 percent of shares of FIC's common stock at a price of $10.50 per share ($2.10 per share as adjusted for the five-for-one stock split in November, 1996), equivalent to the then current market price, subject to adjustment to prevent dilution. The original provisions of the options provided for their expiration on June 12, 1998 if not previously exercised. In connection with the 1996 amendments to the subordinated notes, as described below, the expiration date of the options was extended to September 12, 2006.

On July 30, 1993, the subordinated indebtedness owed to Merrill Lynch and its affiliate was prepaid. The Company paid $38 million plus accrued interest to retire the indebtedness, which had a principal balance of approximately $50 million on July 30, 1993. The primary source of the funds used to prepay the subordinated debt was new subordinated loans totaling $34.5 million that FLC and Family Life Insurance Investment Company ("FLIIC"), another subsidiary of FIC, obtained from Investors-NA. The principal amount of the new subordinated debt was payable in four equal annual installments in 2000, 2001, 2002 and 2003 and bears interest at an annual rate of 9%. The other terms of the new debt are substantially the same as those of the $22.5 million subordinated loans that Investors-NA had previously made to FLC and that continue to be outstanding.

In June, 1996, the provisions of the notes from Investors-NA to FIC, FLC and FLIIC were modified as follows: (a) the $22.5 million note was amended to provide for twenty quarterly principal payments, in the amount of $1,125,000 each, to commence on December 12, 1996; the final quarterly principal payment is due on September 12, 2001; the interest rate on the note remains at 11%, (b) the $30 million note was amended to provide for forty quarterly principal payments, in the amount of $163,540 each for the period December 12, 1996 to September 12, 2001; beginning with the principal payment due on December 12, 2001, the amount of the principal payment increases to $1,336,458; the final quarterly principal payment is due on September 12, 2006; the interest rate on the note remains at 9%, (c) the $4.5 million note was amended to provide for forty quarterly principal payments, in the amount of $24,531 each for the period December 12, 1996 to September 12, 2001; beginning with the principal payment due on December 12, 2001, the amount of the principal payment increases to $200,469; the final quarterly principal payment is due on September 12, 2006; the interest rate on the note remains at 9%, (d) the $2.5 million note was amended to provide that the principal balance of the note is to be repaid in twenty quarterly installments of $125,000 each, commencing December 12, 1996 with the final payment due on September 12, 2001; the rate of interest remains at 12%, (e) the Master PIK note, which was issued to provide for the payment in kind of interest due under the terms of the $2.5 million note prior to June 12, 1996, was amended to provide that the $1,977,119 principal balance of the note is to be paid in twenty quarterly principal payments, in the amount of $98,855.95 each, to commence December 12, 1996 with the final payment due on September 12, 2001; the interest rate on the note remains at 12%.

In December, 1998 FLIIC was dissolved. In connection with the dissolution, all of the assets and liabilities of FLIIC became the obligations of FLIIC's sole shareholder, FIC. Accordingly, the obligations under the provisions of the $4.5 million note described above are now the obligations of FIC.

Data processing services for ILCO's and FIC's insurance subsidiaries are provided by FIC Computer Service, Inc. ("FIC Computer"), a subsidiary of FIC. Each of FIC's and ILCO's insurance subsidiaries has entered into a data processing agreement with FIC Computer whereby FIC Computer provides data processing services to each subsidiary for fees equal to such subsidiary's proportionate share of FIC Computer's actual costs of providing those services to all of the subsidiaries. The Company's insurance subsidiaries paid $2,426,793, $2,730,189 and $2,818,095 and Family Life paid $1,757,904,
$1,916,350 and $1,610,397 to FIC Computer for data processing services provided during the years ended December 31, 2000, 1999 and 1998, respectively.

In 1995, Investors-NA entered into a reinsurance agreement with Family Life Insurance Company ("Family Life") pertaining to universal life insurance written by Family Life. The reinsurance agreement is on a co-insurance basis and applies to all covered business with effective dates on and after January 1, 1995. The agreement applies to only that portion of the face amount of the policy which is less than $200,000; face amounts of $200,000 or more are reinsured by Family Life with a third party reinsurer.

In 1996, Investors-NA entered into a reinsurance agreement with Family Life, pertaining to annuity contracts written by Family Life. The agreement applies to contracts written on or after January 1, 1996.

ILCO received $12 million, $13 million, and $11 million from Family Life for direct costs incurred by ILCO on behalf of Family Life's operations in 2000, 1999 and 1998, respectively. Under an agreement between ILCO and Family Life all direct costs incurred on behalf of the other are to be reimbursed.

13. Commitments and Contingencies

The Company and its subsidiaries are defendants in certain legal actions related to the normal business operations of the Company. Management believes that the resolution of such matters will not have a material impact on the financial statements.

14. Net Income Per Share

The following table reflects the calculation of basic and diluted earnings per share:

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                        Year Ended December 31,
                                                                   2000          1999          1998
                                                              (in thousands except per share amounts)

Basic:

Net income available to common shareholders                     $ 12,066          $ 12,765          $ 11,119

Weighted average common stock outstanding                          8,333             8,796             8,750

Basic earnings per share                                        $   1.45          $   1.45          $   1.27

Diluted:

Net income available to common shareholders                     $ 12,066          $ 12,765          $ 11,119

Weighted average common stock outstanding                          8,333             8,796             8,750

Common stock options                                                 423               273             2,638

Repurchase of treasury stock                                        (413)             (269)           (2,464)

Common stock and common stock equivalents                           8,343            8,800             8,924

Diluted earnings per share                                      $    1.45         $   1.45          $   1.25


15. Quarterly Financial Data (unaudited) ( in thousands, except per share amounts)


                                                       Three Months                       Three Months
                                                          Ended                              Ended
                                                         March 31,                          June 30,
                                                   2000            1999              2000              1999

Net Operating Revenue                          $   25,399      $   26,270        $   25,270       $    26,693
Net Income                                     $    3,231      $    2,961        $    3,123       $     2,627
Basic earnings per share                       $     0.37      $     0.34        $     0.38       $      0.30
Diluted earnings per share                     $     0.37      $     0.34        $     0.38       $      0.30


                                                       Three Months                       Three Months
                                                          Ended                             Ended
                                                       September 30,                         December 31,
                                                   2000            1999              2000              1999

Net Operating Revenue                          $   27,631      $   25,299        $   25,456       $   25,943
Net Income                                     $    3,238      $    3,135        $    2,474       $    4,042
Basic earnings per share                       $     0.40      $     0.36        $     0.30       $     0.46
Diluted earnings per share                     $     0.40      $     0.36        $     0.30       $     0.46

                            INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.  Subsequent Events

Agreement and Plan of Merger.

On January 17, 2001, ILCO entered into an Agreement and Plan of Merger (the "Agreement") with FIC and ILCO Acquisition Company ("ILCO Acquisition"), a Texas corporation and wholly-owned subsidiary of FIC. In general, the Agreement provides that, following the approval of the Agreement by the shareholders of ILCO and the approval of the issuance of shares of FIC common stock and amendment to FIC's articles of incorporation by the shareholders of FIC and the satisfaction or waiver of the other conditions to the merger: (1) ILCO Acquisition will merge with and into ILCO; and (2) ILCO Acquisition will cease to exist and ILCO will continue as the surviving corporation and as a wholly-owned subsidiary of FIC following the merger.

Upon the consummation of the merger: (1) each share of ILCO common stock issued and outstanding immediately prior to the merger, other than shares of ILCO common stock held as treasury shares by ILCO (but excluding shares of ILCO common stock held by any of ILCO's subsidiaries, whether or not treated as treasury shares of ILCO on a consolidated basis under generally accepted accounting principles) or shares of ILCO common stock held by FIC, will be converted into the right to receive 1.1 shares of FIC common stock. However, in the event of any change in FIC common stock and/or ILCO common stock prior to the merger, such as a stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the number and class of shares of FIC common stock to be issued and delivered in the merger in exchange for each outstanding share of ILCO common stock will be adjusted so as to maintain the relative proportionate interests of the holders of ILCO common stock and FIC common stock; (2) each share of ILCO common stock, series A preferred stock and series B preferred stock of ILCO, in each case which is held as treasury shares by ILCO prior to the merger (excluding shares of ILCO common stock held by any of ILCO's subsidiaries, whether or not treated as treasury shares of ILCO on a consolidated basis under generally accepted accounting principles), and each share of ILCO common stock which is held by FIC (excluding any shares of ILCO common stock owned by any of FIC's subsidiaries) prior to the merger, will be cancelled and retired; (3) each share of common stock of ILCO Acquisition issued and outstanding immediately prior to the merger will be converted into one share of common stock of ILCO and such shares will represent all of the issued and outstanding capital stock of ILCO following the merger; and (4) shares of FIC common stock outstanding immediately prior to the merger (including shares of FIC common stock held by any subsidiary of FIC or ILCO) will remain outstanding and will be unaffected by the merger. No fractional shares of FIC common stock will be issued in the merger. A holder of ILCO common stock who would otherwise be entitled to receive fractional shares of FIC common stock as a result of the merger will receive, in lieu of fractional shares, cash in an amount equal to the average closing price per share of FIC common stock for the 30 trading days immediately prior to the merger multiplied by the fraction to which the holder would otherwise be entitled. FIC will make available to First Union National Bank, as exchange agent, from time to time sufficient cash amounts to satisfy payment for fractional shares and First Union will distribute such proceeds, without interest, to the holders of the fractional interests.

The consummation of the merger remains subject to regulatory approval, as well as to the various conditions precedent set forth in the Agreement, including the approval of certain matters by the shareholders of FIC and ILCO. For a more detailed description of the Agreement, see the complete copy of the Agreement, attached as an annex to the S-4 filed by FIC with the Securities and Exchange Commission on February 1, 2001, as amended by the S-4/A filed on March 13, 2001.

Unsolicited Verbal Inquiries Concerning Possible Purchase of Post-Merger Company

On March 8, 2001, FIC announced that it has received unsolicited verbal indications of interest from a few companies that may be interested in acquiring FIC after completion of the merger with ILCO. The press release did not state any price ranges or other material terms. In conjunction with such indications of interest, FIC has retained Philo Smith Capital Corporation as its financial advisor to explore the possibility of a post-merger sale of FIC with these companies and to further solicit indications of interest from other companies that may have similar interests. No formal indications of interest have been received by FIC to date and FIC has not determined to sell the post-merger company.

Litigation Relating to the Merger

On the day that ILCO publicly announced the formation of a special committee to evaluate a potential merger with FIC, two class action lawsuits were filed against ILCO, FIC and the officers and directors of ILCO. The actions allege that a cash consideration in the proposed merger is unfair to the shareholders of ILCO, that it would prevent the ILCO shareholders from realizing the true value of ILCO, and that FIC and the named officers and directors had material conflicts of interest in approving the transaction.

In their initial pleadings, the plaintiffs sought certification of the cases as class actions and the named plaintiffs as class representatives, and among other relief, requested that the merger be enjoined (or, if consummated, rescinded and set aside) and that the defendants account to the class members for their damages.

As of March 16, 2001, the plaintiffs have not taken any further action with respect to the litigation. The defendants believe that the lawsuits are without merit and intend to vigorously contest the lawsuits. Management is unable to determine the impact, if any, that the lawsuits will have on the results of operations of ILCO.

Dividend

In March, 2001, the Company announced that its board of directors approved the payment of an annual cash dividend in the amount of $0.41 per share. The dividend is payable on April 12, 2001 to record holders as of the close of business on March 20, 2001.

                                                              Exhibit 99.3
           UNAUDITED FINANCIAL STATEMENTS OF ILCO FOR THE THREE MONTHS
                              ENDED MARCH 31, 2001:

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                            (in thousands of dollars)
                                    March 31,

                                                                                      2001
ASSETS                                                                               (Unaudited)

Investments:

Fixed maturities, at amortized cost (market value
 approximates $1,014 and $1,386 at March 31,
  2001 and December 31, 2000)                                                  $         1,002

Fixed maturities available for sale, at market value
 (amortized cost of $418,020 and $436,997 at
  March 31, 2001 and December 31, 2000)                                                427,360

Equity securities, at market value (cost approximates
$338 at March 31, 2001 and December 31, 2000)                                            2,510

Policy loans                                                                            48,139

Mortgage loans                                                                           4,824

Invested real estate and other invested
 assets                                                                                 40,401

Short-term investments                                                                 143,530
 Total investments                                                                     667,766

Cash and cash equivalents                                                               10,203

Notes receivable from affiliates                                                        33,812

Accrued investment income                                                                8,552

Accounts receivable and other receivables                                               26,130

Reinsurance receivables                                                                 16,606

Real estate occupied by the Company                                                     20,086

Property and equipment, net                                                              5,032

Deferred policy acquisition costs                                                       40,323

Present value of future profits of
 acquired businesses                                                                    35,446

Other assets                                                                             7,731

Separate account assets                                                                427,659

       Total Assets                                                            $     1,299,346


               The accompanying notes are an integral part of the
                       consolidated financial statements.

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS, Continued
                            (in thousands of dollars)

                                                                                      March 31,
LIABILITIES AND SHAREHOLDERS' EQUITY                                                    2001
                                                                                     (Unaudited)

Liabilities:
Policy liabilities and contractholder deposit funds:
Future policy benefits                                                        $         128,371

Contractholder deposit funds                                                            520,797

Unearned premiums                                                                         1,589

Other policy claims and benefits payable                                                 10,581
                                                                                        661,338
Other policyholders' funds                                                                2,584

Deferred federal income taxes                                                            29,384

Other liabilities                                                                        15,741

Separate account liabilities                                                            422,618
 Total Liabilities                                                                    1,131,665

Commitments and Contingencies

Redeemable preferred stock:
 Class A Preferred, $1 par value,                                                         5,000
  5,000,000 shares authorized, issued

Class B Preferred, $1 par value,
 15,000,000 shares authorized, issued                                                    15,000
                                                                                         20,000
Redeemable preferred stock held in treasury                                             (20,000)
                                                                                             -0-
Shareholders' Equity:

Common Stock, $.22 par value,  15,000,000 shares
 authorized; 10,883,478 and 10,859,478 shares
 issued, 8,180,407 and 8,129,385 shares outstanding in
 2001 and 2000, respectively                                                              2,398

Additional paid-in capital                                                                4,745

Accumulated other comprehensive income                                                    7,482

Retained earnings                                                                       163,169
                                                                                        177,794
Common treasury stock, at cost, 2,703,071 and
2,730,093 in 2001 and 2000,  respectively                                               (10,113)

Total Shareholders' Equity                                                              167,681

Total Liabilities and Shareholders' Equity                                     $      1,299,346

               The accompanying notes are an integral part of the
                       consolidated financial statements.

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES

              (in thousands of dollars, except for per share data)
                                   (unaudited)

                                                                                  Three Months Ended
                                                                                      March 31,
                                                                                         2001

Revenues:

 Premium                                                                     $           2,063

Net investment income                                                                   12,337

 Earned insurance charges                                                                9,894

 Other                                                                                     643
                                                                                        24,937
Benefits and expenses:

 Policyholder benefits and expenses                                                      6,911

 Interest expense on contract holders
  deposit funds                                                                          7,391

 Amortization of present value of future
  profits of acquired businesses                                                           577

 Amortization of deferred policy
  acquisition costs                                                                        747

 Operating expenses                                                                      4,825

                                                                                        20,451
Income from operations                                                                   4,486

Provision for federal income taxes                                                       1,654

Net income                                                                   $           2,832

Net income per share
Basic:
 Weighted average common stock
  outstanding                                                                            8,160

Basic earnings per share                                                     $            0.35

Diluted:
 Common stock and common stock equivalents                                               8,241

Diluted earnings per share                                                   $            0.34



              The accompanying notes are an integral part of these
                       consolidated financial statements.

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands of dollars)
                                   (unaudited)

                                                                                 Three Months Ended
                                                                                       March 31,
CASH FLOWS FROM OPERATING                                                                2001
ACTIVITIES

Net Income                                                                      $        2,832

Adjustments to reconcile net income to
 net cash provided by (used in)
 operating activities:

Amortization of present value of future                                                    577
 profits of acquired businesses

Amortization of deferred policy
 acquisition costs                                                                         747

Depreciation                                                                               426

Changes in assets and liabilities:

Increase in accrued investment income                                                     (248)

Decrease (increase) in agent advances and
 other  receivables                                                                       (948)

Policy acquisition costs deferred                                                       (1,675)

Decrease in policy liabilities and
 contractholder deposit funds                                                           (1,726)

(Increase) decrease in other policyholders' funds                                         (431)

Increase in other liabilities                                                            5,696

Increase in deferred federal income taxes                                                2,196

Decrease (increase) in other assets                                                        135

Deferred tax on change in comprehensive income                                          (2,217)

Accrual for shareholder dividends                                                       (3,937)

Other, net                                                                                (120)

Net cash provided by (used in) operating activities                             $        1,307

              The accompanying notes are an integral part of these
                       consolidated financial statements.

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands of dollars)
                                   (unaudited)

                                                                      Three Months Ended
                                                                            March 31,
CASH FLOWS FROM INVESTING
ACTIVITIES


Investments purchased                                                $      (26,524)

Proceeds from calls and maturities of investments                            38,776

Net change in short-term investments                                        (13,723)

Purchases and sales of equipment                                               (453)

Decrease in notes receivable from affiliates                                  1,537

Net cash (used in) provided by investing activities                            (387)

CASH FLOWS FROM FINANCING ACTIVITIES

Purchase of treasury stock                                                       -0-

Issuance of common stock                                                        217

Net cash provided by (used in) financing activities                             217

Net increase in cash and cash equivalents                                     1,137

Cash and cash equivalents, beginning of period                                9,066

Cash and cash equivalents, end of period                             $       10,203





              The accompanying notes are an integral part of these
                       consolidated financial statements.

               INTERCONTINENTAL LIFE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


The financial statements included herein have been presented to conform to the requirements of Form 10- Q. This presentation includes year end balance sheet data which was derived from audited financial statements. The notes to the financial statements do not necessarily include all disclosures required by generally accepted accounting principles (GAAP). The reader should refer to Form 10-K for the year ended December 31, 2000 previously filed with the Securities and Exchange Commission for financial statements prepared in accordance with GAAP. Management believes the financial statements reflect all adjustments necessary to present a fair statement of interim results. Certain prior year amounts have been reclassified to conform with current year presentation.

Other Comprehensive Income

The following is a reconciliation of total accumulated other comprehensive income from December 31, 2000 to March 31, 2001 (in thousands):

                                            Net unrealized
                                            gain on
                                            investments                                          Total
                                            in fixed                      Net                    accumulated
                                            maturities                 appreciation              other
                                            available for              of equity                 comprehensive
                                            sale                       securities                income

Balance at December 31, 2000                $   2,438                  $     927                $     3,365
Current period change                           3,633                        484                      4,117
Balance at March 31, 2001                   $   6,071                  $   1,411                $     7,482


Dividends Declared

In March, 2001, ILCO announced that its board of directors approved the payment of an annual cash dividend in the amount of $.41 per share. The dividend was paid on April 12, 2001 to shareholders of record on March 19, 2001. The dividend has been accrued in other liabilities on the consolidated balance sheet.

New Accounting Pronouncements

In June, 1998, the FASB issued FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. FAS No. 133, as amended by FAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - An Amendment of FASB Statement No. 133", is applicable to financial statements for all fiscal quarters of fiscal years beginning after June 15, 2000, as amended by FAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FAS No. 133". As the Company does not have significant investments in derivative financial instruments, the adoption of FAS 133 did not have a material impact on the Company's results of operations, liquidity or financial position.

                                                              Exhibit 99.4


          UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF FIC AND
         ILCO FOR THE YEAR ENDED DECEMBER 31, 2000 AND THE THREE MONTHS
                              ENDED MARCH 31, 2001:

                        FINANCIAL INDUSTRIES CORPORATION

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma financial information gives effect to the merger and the pro forma adjustments described in the accompanying notes. The unaudited pro forma combined financial information should be read in conjunction with the audited historical consolidated financial statements and related notes of FIC and ILCO, which are incorporated by reference into this joint proxy statement/ prospectus.

     The unaudited pro forma balance sheet gives effect to the merger as if it had occurred on the balance sheet date. The unaudited pro forma consolidated statements of income give effect to the merger as if it had occurred at the beginning of the earliest period presented. The transaction is being accounted for on a purchase basis.

     The unaudited pro forma financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would have actually occurred if the merger had been in effect on the dates indicated, nor is it necessarily indicative of future operating results or financial position of the merged companies. The pro forma adjustments are based on the information and assumptions available as of the date of this joint proxy statement/prospectus. The unaudited pro forma financial statements do not give effect to any cost savings or synergies which may result from the integration of FIC's and ILCO's operations.

                      FINANCIAL INDUSTRIES CORPORATION AND
                        INTERCONTINENTAL LIFE CORPORATION

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    For the Three Months Ended March 31, 2001
              (Unaudited) (In Thousands, Except Per Share Amounts)


                                                       Historical
                                                                             Pro Forma        Pro Forma
                                                    FIC         ILCO       Adjustments        Combined

Revenues:
Premium......................................     $ 8,038      $ 2,063                     $  10,101
Net Investment Income........................       1,631       12,337        (794)(a)        13,174
Earned Insurance Charges.....................         934        9,894                        10,828
Other........................................                      643                           643
          Total Revenues.....................      10,603       24,937        (794)           34,746
Benefits and Expenses:
Policyholder Benefits........................       2,591        6,911                         9,502
Interest Expense on Contractholder
Deposit  Funds...............................         570        7,391                         7,961
Operating Expenses...........................       3,139        4,825                         7,964
Interest Expense.............................         427            0        (427)(a)          0
Other Operating Expenses.....................       2,277        1,324      (1,058)(d)         2,543
          Total Benefits and Expenses........       9,004       20,451      (1,485)           27,970
Income before Federal Income Taxes and
Equity in Net Earnings of Affiliates.........       1,599        4,486         691             6,776
Provision for Federal Income Taxes...........         360        1,654         260 (d)         2,274
Income before Equity in Net Earnings of
  Affiliates.................................       1,239        2,832         431             4,502
Equity in Net Earnings of Affiliates.........         845            0        (845)(a)             0
          Net Income.........................     $ 2,084      $ 2,832    $   (414)         $  4,502
Weighted Average Shares Outstanding:
  Basic......................................       5,055        8,160       4,616             9,538 (e)
  Diluted....................................       5,183        8,241       4,616             9,545 (e)
Net Income Per Share:
  Basic......................................     $  0.41      $  0.35                      $   0.47
  Diluted....................................     $  0.40      $  0.34                      $   0.47

                      FINANCIAL INDUSTRIES CORPORATION AND
                        INTERCONTINENTAL LIFE CORPORATION

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                  For the Twelve Months Ended December 31, 2000
              (Unaudited) (In Thousands, Except Per Share Amounts)

                                                          Historical                    Pro           Pro
                                                                                      Forma          Forma
                                                        FIC        ILCO            Adjustments      Combined

Revenues:
Premium.........................................      $33,149    $  10,873                       $  44,022
Net Investment Income...........................        6,940       50,893           (3,654)(a)     54,179
Earned Insurance Charges........................        4,323       38,500                          42,823
Other...........................................            6        3,490                           3,496
         Total Revenues.........................       44,418      103,756           (3,654)       144,520
Benefits and expenses:
Policyholder Benefits...........................       13,453       32,460                          45,913
Interest Expense on Contractholder Deposit              2,211       28,794                          31,005
Funds...........................................
Operating Expenses..............................       11,375       17,103                          28,478
Interest Expense................................        1,899          -0-           (1,899)(a)         -0-
Other Operating Expenses........................        8,998        6,312           (4,396)(d)     10,914
         Total Benefits and Expenses............       37,936       84,669           (6,295)       116,310
Income before Federal Income Taxes and
Equity in Net
  Earnings of Affiliates........................        6,482       19,087            2,641         28,210
Provision for Federal Income Taxes..............        1,284        7,021            1,225 (d)      9,530
Income before Equity in Net Earnings of                 5,198       12,066            1,416         18,680
Affiliates......................................
Equity in Net Earnings of Affiliates............        3,581          -0-           (3,581)(a)         -0-
          Net Income............................      $ 8,779    $  12,066       $   (2,165)     $  18,680
Weighted Average Shares Outstanding:
  Basic.........................................        5,055        8,333            4,616          9,481(e)
  Diluted.......................................        5,163        8,343            4,616          9,488(e)
Net Income Per Share:
  Basic.........................................      $  1.74      $  1.45                         $  1.97
  Diluted.......................................      $  1.70      $  1.45                         $  1.97

                      FINANCIAL INDUSTRIES CORPORATION AND
                        INTERCONTINENTAL LIFE CORPORATION

                   PRO FORMA COMBINED CONDENSED BALANCED SHEET
                                 March 31, 2001
                           (Unaudited) (in thousands)


                                                Historical                  Pro             Pro
                                                                           Forma           Forma
                                              FIC          ILCO         Adjustments      Combined

Assets

Total Invested Assets.................     $  95,952    $  667,766        (1,708)(a)    $   762,003
                                                                              (7)(c)
Investment in Affiliate...............        79,559            -0-      (79,559)(a)             -0-
Notes Receivable from Affiliates......            -0-       33,812       (33,812)(a)             -0-
Intangible Assets.....................        75,297        75,769       (39,347)(c)        111,624
                                                                             (95)(a)
Separate Account Assets...............            -0-      427,659             0            427,659
Other Assets..........................        51,827        94,340          (965)(c)        145,202
          Total Assets................     $ 302,635    $1,299,346     $(155,493)       $ 1,446,488

Liabilities and Shareholders' Equity

Policyholder Liabilities..............     $ 108,942   $   661,338         3,136 (c)    $   773,416
Subordinated Notes Payable to                 33,812             0       (33,812)(a)             -0-
Affiliate.............................
Deferred Federal Income Taxes.........        24,473        29,384       (19,277)(c)         34,580
Other Liabilities.....................         5,491        18,325             0             23,816
Excess of Net Assets Acquired                      0             0        15,960 (c)         15,960
Over Cost.............................
Separate Account Liabilities..........             0       422,618        (3,054)(c)        419,564
          Total Liabilities...........       172,718     1,131,665       (37,047)         1,267,336
Minority Interest.....................             0             0        89,739 (a)              0
                                                                         (89,739)(a)
Shareholders' Equity:
Common Stock..........................         1,169         2,398        (2,398)(a)          2,326
                                                                           1,157 (b)
Additional Paid in Capital............         7,225         4,745        (4,745)(a)         67,195
                                                                          59,970 (b)
Accumulated Other Comprehensive                3,320         7,482        (7,482)(a)          4,270
Income................................                                       950 (a)
Retained Earnings.....................       125,578       163,169      (163,169)(a)        125,578
Treasury Stock........................        (7,375)      (10,113)        8,405 (a)        (20,217)
                                                                         (11,134)(b)
          Total Shareholders' Equity..       129,917       167,681      (118,446)           179,152
          Total Liabilities and
            Shareholders' Equity......      $302,635    $1,299,346     $(155,493)        $1,446,488

                        FINANCIAL INDUSTRIES CORPORATION

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

     On January 17, 2001, Financial Industries Corporation and InterContinental Life Corporation entered into a merger agreement that will result in a wholly-owned subsidiary of Financial Industries Corporation being merged with and into InterContinental Life Corporation. The merger agreement provides that InterContinental Life Corporation shareholders will receive 1.1 shares of Financial Industries Corporation common stock for each share of InterContinental Life Corporation common stock that they owned immediately before the merger.

     The pro forma combined condensed balance sheet assumes that the merger took place March 31, 2001 and combines Financial Industries Corporation's consolidated balance sheet and InterContinental Life Corporation's consolidated balance sheet as of March 31, 2001.

     The pro forma combined condensed statement of operations assumes the merger took place as of the beginning of the period presented and combines Financial Industries Corporation's consolidated statement of operations for the year ended December 31, 2000 and the three months ended March 31, 2001.

     (a)  Adjustment   reflects  the   consolidation  of  Financial   Industries
          Corporation and InterContinental Life Corporation prior to the merger resulting in the elimination of the following items (in thousands):

                                                      3/31/01      12/31/00
Summary of Operations:
  Interest income from affiliates.............      $     794      $  3,654
  Interest expense to affiliate...............            427         1,899
  Equity in net earnings of affiliate.........            845         3,581
Balance Sheet:
  Investment in FIC common stock by
  ILCO........................................      $   1,708
  Investment in ILCO by FIC...................         79,559
  Notes receivable from affiliate.............         33,812
  Intangible assets...........................             95
  Notes payable to affiliate..................         33,812
  Common stock of ILCO........................          2,398
  Paid in capital of ILCO.....................          4,745
  Accumulated other comprehensive income
   of ILCO....................................          6,532
  Retained earnings of ILCO...................        163,169
  Treasury stock of ILCO......................         (8,405)

     For consolidation purposes minority interest of $89,739,000 was generated in the consolidation entry and eliminated in the acquisition entry.

     (b) Adjustment reflects the components of the consideration paid in the form of 1.1 shares of FIC stock for each share of ILCO stock. FIC will issue approximately 5,786,000 shares of which 4,673,000 are to outside shareholders and 1,113,000 are to insurance subsidiaries of FIC and ILCO and will be treated as treasury stock after the transaction. The market price of FIC common stock used in the pro forma statements is $10.00 a share which calculates a net purchase price of $49,993,000. The components of the purchase price are as follows (in thousands):

                    Common stock...........                   $  1,157
                    Additional paid
                     in capital............                     56,707
                    Estimated fair value of stock options
                     granted . . . . .                           3,263
                    Treasury stock.........                    (11,134)
                                                              $ 49,993

     (c) Adjustment reflects the allocation of the purchase price to 51.93% of ILCO's assets and liabilities which represents those assets and liabilities acquired and assumed, as follows (in thousands):

                                                                Allocation of       Carrying
                                                                Purchase Price         Value       Adjustments

        Invested Assets...............................         $    346,764       $  346,771    $        (7)
        Intangible Assets.............................                   -0-          39,347        (39,347)
        Notes Receivable from Affiliates..............               17,559           17,559              -
        Separate Account Assets.......................              222,083          222,083              -
        Other Assets..................................               48,026           48,991           (965)
        Policyholder Liabilities......................              346,569          343,433          3,136
        Deferred Income Taxes.........................               (4,018)          15,259        (19,277)
        Excess of Net Assets Acquired Over Cost.......               15,960               -0-        15,960
        Other Liabilities.............................                9,516            9,516              -
        Separate Account Liabilities..................              216,412          219,466         (3,054)
                                                                $    49,993

          Note that the above table reflects the net effect of an entry to offset negative goodwill calculated against the Present Value of Future Profits calculated (net of tax). Also note that the remaining 48.07% of ILCO's net assets already owned by FIC will continue to be carried at cost.

     (d) Adjustment reflects reduction in amortization expense resulting from the elimination of Deferred Acquisition Costs and Present Value of Future Profits to the extent these assets were acquired and the increase in income due to the amortization of the excess of net assets acquired over cost as follows (in thousands):


                                                  3/31/01     12/31/00
        Deferred Acquisition Costs..........      $  385      $ 1,293
        Present Value of Future Profits.....         298        1,965
        Property, Plant & Equipment . . .             61          243
        Excess of Net Assets Acquired
        Over Cost...........................         314          895
                                                 $ 1,058      $ 4,396
        Federal Income Tax..................     $   260      $ 1,225

     (e) Pro forma weighted average common shares outstanding for all periods presented are based on FIC and ILCO's combined historical weighted average shares, after adjustment of ILCO's historical number of shares by the exchange ratio of 1.1.